Exhibit 99.1

Company Contact:

Cristina Murphy

Senior Communications Manager

Vanda Pharmaceuticals Inc.

(202) 734-3414

cristina.murphy@vandapharma.com

Vanda Pharmaceuticals Reports Second Quarter 2012 Results

WASHINGTON, D.C. – August 2, 2012 – Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA), a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders, today announced financial and operational results for the second quarter and six months ended June 30, 2012.

Key Highlights:

•	The tasimelteon Non-24-Hour Disorder (Non-24) program continues to advance towards the goal of a projected mid-2013 New Drug Application (NDA) filing with the U.S. Food and Drug Administration (FDA).

•

The SET Phase III efficacy study for Non-24 is fully enrolled and Vanda expects to report top-line results by the end of 2012. Vanda expects to report top-line results from the RESET Phase III efficacy study in the first quarter of 2013.

•	The tasimelteon MAGELLAN Phase IIb/III efficacy study for Major Depressive Disorder (MDD) is ongoing and Vanda expects to report top-line results in the first half of 2013.

•

Vanda recorded second quarter 2012 revenue of $8.4 million including royalties of $1.7 million. Fanapt® prescriptions, as reported by IMS, reached 37,000 for the second quarter of 2012. This represents a 5% increase over first quarter 2012 prescriptions and a 24% increase over second quarter 2011 prescriptions.

SECOND QUARTER 2012 REPORTED RESULTS

Total revenues for the second quarter of 2012 were $8.4 million, compared to $7.4 million for the same period in 2011. Second quarter 2012 revenues included $1.7 million in Fanapt® royalties received from Novartis as compared to royalties of $0.8 million for the second quarter of 2011.

Total operating expenses for the second quarter of 2012 were $16.5 million, compared to $8.9 million for the second quarter of 2011. The primary drivers of the higher expenses in the second quarter of 2012 were the ongoing support of the tasimelteon Non-24 and MDD clinical studies and the $1 million upfront payment to Eli Lilly & Company in connection with the licensing of VLY-686, a Phase II ready NK-1R antagonist.

Vanda recorded a net loss of $8.0 million for the second quarter of 2012, compared to a net loss of $1.3 million for the second quarter of 2011. Diluted net loss per share for the second quarter of 2012 was $0.28, compared to diluted net loss per share of $0.05 for the second quarter of 2011.

Year to date June 30, 2012 Key Financial Figures1

	Six Months Ended		Change ($)	Change (%)
(in thousands, except per share amounts)	June 30 2012	June 30 2011

Total revenues	$16,519	$14,931	$1,588	11%
Research & development expenses	24,670	10,266	14,404	140%
General & administrative expenses	7,510	5,430	2,080	38%
Non-cash stock-based compensation[2]	2,595	2,929	(334)	(11%)
Loss before tax benefit	(15,969)	(1,250)	(14,719)	NA
Tax benefit	—	(45)	45	100%
Net loss	(15,969)	(1,205)	(14,764)	NA

Diluted net loss per share	$(0.57)	$(0.04)	$(0.53)	NA

Second Quarter 2012 Key Financial Figures1

	Three Months Ended		Change ($)	Change (%)
(in thousands, except per share amounts)	June 30 2012	March 31 2012

Total revenues	$8,378	$8,141	$237	3%
Research & development expenses	12,490	12,180	310	3%
General & administrative expenses	3,601	3,909	(308)	(8%)
Non-cash stock-based compensation[2]	1,193	1,402	(209)	(15%)
Loss before tax benefit	(8,007)	(7,962)	(45)	(1%)
Tax benefit	—	—	—
Net loss	(8,007)	(7,962)	(45)	(1%)

Diluted net loss per share	$(0.28)	$(0.28)	$—	0%

Select Cash Flow Data1

	Six Months Ended
(in thousands)	June 30 2012	June 30 2011
Net cash provided by (used in)
Operating activities	$(20,904)	$(8,883)
Investing activities	27,369	16,710
Financing activities	—	—

Select Balance Sheet Data1

(in thousands)	June 30 2012	March 31 2012	June 30 2011

Total cash and marketable securities	$144,701	$157,250	$188,399

(1)	Unaudited
(2)	Non-cash stock-based compensation is allocated to both Research & development and General & administrative expenses

OPERATIONAL HIGHLIGHTS

The tasimelteon Non-24 program continues to advance towards the goal of a projected mid-2013 NDA filing with the FDA. Vanda is in continuing discussions with the FDA to confirm the path and requirements for this regulatory submission. The SET Phase III efficacy study is fully enrolled and Vanda expects to report top-line results by the end of 2012. Vanda expects to report top-line results from the RESET Phase III efficacy study in the first quarter of 2013.

Vanda presented new data from the tasimelteon Non-24 program at SLEEP, the annual meeting of the Associated Professional Sleep Societies (APSS) and the Society for Research on Biological Rhythm (SRBR) annual conference. At APSS, data was reported that showed seventy percent of totally blind individuals with sleep complaints, who enrolled in the ongoing SET study, suffered from Non-24 disorder. This data confirmed previous literature that there is a high prevalence of Non-24 in the totally blind population.

The tasimelteon MAGELLAN Phase IIb/III efficacy study for MDD is ongoing and Vanda expects to report top-line results in the first half of 2013.

The review of Vanda’s Marketing Authorization Application (MAA) for oral iloperidone tablets in the European Union is ongoing. In July 2012, the Committee for Medicinal Products for Human Use (CHMP) provided Vanda with the Day 180 List of Outstanding Issues. Vanda expects to be granted an extension to reply by mid-October 2012 and will prepare to participate in an oral hearing in November 2012 as it continues to evaluate its European strategy.

Second quarter 2012 sales of Fanapt® were reported by Novartis to be $17.0 million. Fanapt® prescriptions, as reported by IMS, reached 37,000 for the second quarter of 2012. This represents a 5% increase over first quarter 2012 prescriptions and a 24% increase over second quarter 2011 prescriptions.

CONFERENCE CALL

Vanda has scheduled a conference call for today, Thursday, August 2, 2012, at 10:00 AM ET. During the call, Vanda’s management will discuss the second quarter 2012 results and other corporate activities. Investors can call 866-783-2141 (domestic) and 857-350-1600 (international) and use passcode 78268423. A replay of the call will be available beginning Thursday, August 2, 2012 at 12:00 PM ET and will be accessible until Thursday, August 9, 2012, at 5:00 PM ET. The replay call-in number is 1-888-286-8010 for domestic callers and 1-617-801-6888 for international callers. The access number is 45753237.

The conference call will be broadcast simultaneously on Vanda’s website, http://www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days, through September 1, 2012.

ABOUT VANDA PHARMACEUTICALS INC.:

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders. For more on Vanda, please visit http://www.vandapharma.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this release are “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “target,” “goal,” “likely,” “will,” “would,” and “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in the company’s forward-looking statements include, among others: Vanda’s failure to obtain regulatory approval for its products, product candidates or partnered products or to comply with ongoing regulatory requirements; the extent and effectiveness of the development, sales and marketing and distribution support Fanapt® receives; Vanda’s ability to successfully commercialize Fanapt® outside of the U.S. and Canada; delays in the completion of Vanda’s clinical trials; a failure of Vanda’s products, product candidates or partnered products to be demonstrably safe and effective; a lack of acceptance of Vanda’s products, product candidates or partnered products in the marketplace, or a failure to become or remain profitable; Vanda’s expectations regarding trends with respect to its costs and expenses; Vanda’s inability to obtain the capital necessary to fund additional research and development activities; Vanda’s failure to identify or obtain rights to new products or product candidates; Vanda’s failure to develop or obtain sales, marketing and distribution resources and expertise or to otherwise manage its growth; limitations on Vanda’s ability to utilize some or all of its prior net operating losses and research and development credits; a loss of any of Vanda’s key scientists or management personnel; losses incurred from product liability claims made against Vanda; a loss of rights to develop and commercialize Vanda’s products or product candidates under its license and sublicense agreements and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2011 which is on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except for per share amounts)	June 30 2012	June 30 2011	June 30 2012	June 30 2011

Revenues:
Licensing agreement	$6,678	$6,678	$13,284	$13,284
Royalty revenue	1,700	752	3,235	1,647

Total revenues	8,378	7,430	16,519	14,931

Operating expenses:
Research and development	12,490	5,999	24,670	10,266
General and administrative	3,601	2,572	7,510	5,430
Intangible asset amortization	372	372	741	741

Total operating expenses	16,463	8,943	32,921	16,437

Loss from operations	(8,085)	(1,513)	(16,402)	(1,506)
Other income	78	121	433	256

Loss before tax benefit	(8,007)	(1,392)	(15,969)	(1,250)

Tax benefit	—	(51)	—	(45)

Net loss	$(8,007)	$(1,341)	$(15,969)	$(1,205)

Net loss per share:
Basic	$(0.28)	$(0.05)	$(0.57)	$(0.04)

Diluted	$(0.28)	$(0.05)	$(0.57)	$(0.04)

Shares used in calculation of net loss per share:
Basic	28,226,743	28,103,441	28,226,743	28,102,774

Diluted	28,226,743	28,103,441	28,226,743	28,102,774

VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)	June 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$94,388	$87,923
Marketable securities, current	50,313	60,961
Accounts receivable	1,700	1,618
Inventory	165	—
Prepaid expenses, deposits and other current assets	3,423	2,999

Total current assets	149,989	153,501

Marketable securities, non-current	—	19,012
Property and equipment, net	2,533	964
Other assets, non-current	—	84
Intangible asset, net	7,286	8,027
Restricted cash	1,030	1,030

Total assets	$160,838	$182,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,689	$996
Accrued liabilities	5,908	3,381
Deferred rent, current	—	453
Deferred revenues, current	26,789	26,789

Total current liabilities	34,386	31,619

Non-current liabilities:
Deferred rent, non-current	2,588	461
Deferred revenues, non-current	103,780	117,064

Total liabilities	140,754	149,144

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	299,463	296,868
Accumulated other comprehensive income	5	21
Accumulated deficit	(279,412)	(263,443)

Total stockholders’ equity	20,084	33,474

Total liabilities and stockholders’ equity	$160,838	$182,618

SOURCE Vanda Pharmaceuticals Inc.

COMPANY CONTACT:

Cristina Murphy

Senior Communications Manager

Vanda Pharmaceuticals Inc.

(202) 734-3414

cristina.murphy@vandapharma.com